Exhibit 8.1
Significant Subsidiaries at April 29, 2015

NAME	COUNTRY OF INCORPORATION	OWNERSHIP AND VOTING PERCENTAGE
KTL Belgravia I, Inc.	Republic of Liberia	100%
KTL Belgravia II, Inc.	Republic of Liberia	100%
Golden Future Inc.	Republic of Liberia	100%
Golden Zhejiang Inc.	Republic of Liberia	100%
KTL Finsbury Inc.	Republic of Liberia	100%
KTL Fulham Inc.	Republic of Liberia	100%
KTL Bexley Inc.	Republic of Liberia	100%
KTL Barnet Inc.	Republic of Liberia	100%
KTL Bromley Inc.	Republic of Liberia	100%
Palila Inc.	Republic of Liberia	100%
Parula Inc.	Republic of Liberia	100%
Front Singapore Inc.	Republic of Liberia	100%
Petrel Inc.	Republic of Liberia	100%
Piper Inc.	Republic of Liberia	100%
Front Santiago Inc.	Republic of Liberia	100%
Front Seoul Inc.	Republic of Liberia	100%
Front Stockholm Inc.	Republic of Liberia	100%
Front Santos Inc.	Republic of Liberia	100%
Front Shanghai Inc.	Republic of Liberia	100%
Front Savannah Inc.	Republic of Liberia	100%
Front Sakura Inc.	Republic of Liberia	100%
Front Seville Inc.	Republic of Liberia	100%
Front Asos Inc.	Republic of Liberia	100%
Front Fuji Inc.	Republic of Liberia	100%
Front San Francisco Inc.	Republic of Liberia	100%
Front Scape Inc.	Republic of Liberia	100%
Front Swift Inc.	Republic of Liberia	100%
Front Atlantic Inc.	Republic of Liberia	100%
Front Baltic Inc.	Republic of Liberia	100%
Front Caribbean Inc.	Republic of Liberia	100%
Front Mediterranean Inc.	Republic of Liberia	100%
Front Cirrus Inc.	Republic of Liberia	100%
Front Cumulus Inc.	Republic of Liberia	100%
Front Nimbus Inc.	Republic of Liberia	100%
Front Arcus Inc.	Republic of Liberia	100%
Front Incus Inc.	Republic of Liberia	100%
Front Calvus Inc.	Republic of Liberia	100%
Front Fractus Inc.	Republic of Liberia	100%
Front Radiatus Inc.	Republic of Liberia	100%
Golden Ocean Group Management (Bermuda) Ltd.	Bermuda	100%
Golden Ocean Management AS	Norway	100%
Golden Ocean Management Asia Pte Ltd.	Singapore	100%
Golden Ocean Trading Ltd.	Bermuda	100%
Golden Ocean (Cyprus) Ltd.	Cyprus	100%

United Freight Carriers Inc.	Republic of Liberia	50%
Golden Aries Inc.	Republic of Liberia	100%
Golden Arima Inc.	Republic of Liberia	100%
Golden Beijing Inc.	Republic of Liberia	100%
Golden Beppu Inc.	Republic of Liberia	100%
Golden Brilliant Inc.	Republic of Liberia	100%
Golden Crystal Inc.	Republic of Liberia	100%
Golden Daisy Inc.	Republic of Liberia	100%
Golden Diamond Inc.	Republic of Liberia	100%
Golden Eclipse Inc.	Republic of Liberia	100%
Golden Eminence Inc.	Republic of Liberia	100%
Golden Empress Inc.	Republic of Liberia	100%
Golden Endeavour Inc.	Republic of Liberia	100%
Golden Endurer Inc.	Republic of Liberia	100%
Golden Enterprise Inc.	Republic of Liberia	100%
Golden Feng Inc.	Republic of Liberia	100%
Golden Gemini Inc.	Republic of Liberia	100%
Golden Ginger Inc.	Republic of Liberia	100%
Golden Hilton Shipping Corp.	Republic of Liberia	100%
Golden Ice Inc.	Republic of Liberia	100%
Golden Leo Inc.	Republic of Liberia	100%
Golden Libra Inc.	Republic of Liberia	100%
Golden Magnum Inc.	Republic of Liberia	100%
Golden Opportunity Inc.	Republic of Liberia	100%
Golden Opus Inc.	Republic of Liberia	50%
Golden Pearl Inc.	Republic of Liberia	100%
Golden President Shipping Corp.	Republic of Liberia	100%
Golden Rose Inc.	Republic of Liberia	100%
Golden Ruby Inc.	Republic of Liberia	100%
Golden Saguenay Inc.	Republic of Liberia	100%
Golden Sapphire Inc.	Republic of Liberia	100%
Golden Shui Inc.	Republic of Liberia	100%
Golden Strength Inc.	Republic of Liberia	100%
Golden Taurus Inc.	Republic of Liberia	100%
Golden Virgo Inc.	Republic of Liberia	100%
Golden Zhoushan Inc.	Republic of Liberia	100%
Capesize Chartering Ltd.	Bermuda	20%